As filed with the Securities and Exchange Commission on May 15, 2006
                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         VELOCITY ASSET MANAGEMENT, INC.
                 (Name of small business issuer in its charter)

           Delaware                        6153                   65-0008442
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)        Classification         Identification No.)
                                       Code Number)

                       48 S. Franklin Turnpike, 3rd Floor
                                Ramsey, NJ 07446
                                 (201) 760-6306
          (Address and telephone number of principal executive offices)

             John C. Kleinert, President and Chief Executive Officer
                       48 S. Franklin Turnpike, 3rd Floor
                            Ramsey, New Jersey 07446
                                 (201) 760-6306
            (Name, address and telephone number of agent for service)

                                   Copies to:
        Steven A. Saide, Esq.                    Bradley A. Haneberg, Esq.
        Brian Daughney, Esq.                         Kaufman & Canoles
       Sarah E. Williams, Esq.                       Three James Center
   Ellenoff Grossman & Schole LLP            1051 East Cary Street, 12th Floor
  370 Lexington Avenue, 19th Floor                Richmond, Virginia 23219
      New York, New York 10017              (804) 771-5700  Fax:  (804) 771-5777
(212) 370-1300   Fax:  (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] Registration No. 333-130056
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                   CALCULATION OF REGISTRATION FEE

                                                                Proposed maximum       Proposed maximum
             Title of each class                Amount to be        offering               aggregate               Amount of
       of securities to be registered            registered     price per share ($)   offering price ($) (1)   registration fee ($)
       ------------------------------            ----------     -------------------   ----------------------   --------------------
Series A convertible preferred stock, par
value $0.001 per share                             230,000            10.00                2,300,000
Common stock, par value $0.001 per share,
  underlying Series A convertible
  preferred stock                                  920,000             (2)                     (2)
Underwriter warrants                                20,000 (3)        0.001                       20
Series A convertible preferred stock, par
  value $0.001 per share, underlying
  underwriter's warrants                            20,000 (3)        12.00                  240,000
Common stock, par value $0.001 per share,
  underlying Series A convertible preferred
  stock underlying underwriter's warrants           80,000             (2)                     (2)

Total                                                                                      2,576,020                  272

     (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act.
     (2) The shares of common stock issuable upon conversion of the Series A convertible preferred stock will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i).
     (3) In connection with the sale of the Series A convertible preferred stock, we are granting to the underwriter warrants to purchase up to 10% of shares of Series A convertible preferred stock at a per share price equal to $12.00.

         This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

                                EXPLANATORY NOTE

         Pursuant to General Instruction C of Form SB-2 and Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), Velocity Asset Management, Inc., a Delaware corporation (the "Company"), is filing this registration statement (this "Registration Statement") with respect to the registration of an additional:

               o 230,000 shares of its Series A convertible preferred stock, $0.001 par value per share ("Preferred Stock"), including 30,000 shares of its Preferred Stock subject to the underwriter's option to purchase additional shares of Preferred Stock;

               o 920,000 shares of its common stock, $0.001 par value per share ("Common Stock") underlying the Preferred Stock;

               o Warrants to purchase an additional 20,000 shares of Preferred Stock which were granted to the underwriter of the offering as partial consideration for services rendered (the "Underwriter's Warrants");

               o 20,000 shares of its Preferred Stock underlying the Underwriter's Warrants; and

               o 80,000 shares of its Common Stock underlying the Preferred Stock underlying the Underwriter's Warrants.

         This Registration Statement relates to the public offering of the Company's Preferred Stock contemplated by the Registration Statement on Form SB-2 (File No. 333-130056), as amended (the "Prior Registration Statement"), which was originally filed by the Company with the Securities and Exchange Commission (the "Commission") on December 1, 2005 and declared effective by the Commission on May 15, 2006.

         The contents of the Prior Registration Statement (File No. 333-130056) and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

         The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.



                                  CERTIFICATION

         The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on May 16, 2006), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than May 16, 2006.

                                     Part II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.          Exhibits and Financial Statement Schedules

         All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

  Exhibit
  Number                              Description
  ------                              -----------

      5.1       Opinion of Ellenoff Grossman & Schole LLP

     23.1       Consent of Cowan, Gunteski & Co., P.A.

     23.3       Consent of Ellenoff Grossman & Schole LLP (included in Exhibit
                5.1)

       24 Powers of Attorney (included on the signature page of Velocity Asset Management, Inc.'s Registration Statement on Form SB-2 (Registration No. 333-130056, filed on December 1, 2006 and incorporated by reference)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of May, 2006.



                                      VELOCITY ASSET MANAGEMENT, INC.

                                      By: /s/ JOHN C. KLEINERT
                                          -------------------------------------
                                          John C. Kleinert
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


       Person                     Capacity                             Date
       ------                     --------                             ----

                              Chief Executive Officer,             May 15, 2006
/s/ JOHN C. KLEINERT          President, Chairman of the Board
-------------------------     and Directors
John C. Kleinert

             *                Vice President and Director          May 15, 2006
-------------------------
W. Peter Ragan Sr.

             *                Director                             May 15, 2006
-------------------------
Steven Marcus

             *                Director                             May 15, 2006
-------------------------
Dr. Michael Kelly

             *                Director                             May 15, 2006
-------------------------
David Granatell
                              Chief Financial Officer, Chief       May 15, 2006
             *                Legal Officer, Secretary and
-------------------------     Treasurer
James J. Mastriani

     *  By: /s/ JOHN C. KLEINERT
            ------------------------------
            Attorney-in-Fact
            May 15, 2006

                                  EXHIBIT INDEX



 Exhibit
  Number                              Description
  ------                              -----------

   5.1            Opinion of Ellenoff Grossman & Schole LLP

  23.1            Consent of Cowan, Gunteski & Co., P.A.

  23.2            Consent of Ellenoff Grossman & Schole LLP (included in Exhibit
                  5.1)

  24 Powers of Attorney (included on the signature page of Velocity Asset Management's Registration Statement on Form SB-2 (Registration No. 333-130056), filed on December 1, 2006, and incorporated by reference)